EXHIBIT 99.1

InfoSpace Announces Strong First Quarter Results

Posts Record Revenues of $90.3 million

BELLEVUE, Wash. (April 26, 2006) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended March 31, 2006.

Revenues for the first quarter of 2006 were a record $90.3 million, reflecting an increase of $3.3 million or four percent over the previous high of $87.0 million in the first quarter of 2005.

Net income for the first quarter of 2006 was $3.0 million, or $0.09 per diluted share, compared to net income of $93.9 million, or $2.52 per diluted share, in the first quarter of 2005. Net income in the first quarter of 2005 included a net gain of $77.3 million from the settlement of certain litigation matters and net income in the first quarter of 2006 includes a $4.1 million deduction for stock compensation expense.

Cash, cash equivalents, and marketable investments at March 31, 2006, totaled approximately $395.6 million, an increase of approximately $20.2 million from the end of 2005. At the end of the first quarter, the Company had no debt obligations.

“InfoSpace had an exciting quarter, delivering strong results and record revenues fueled by strength in media downloads and online search,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “Just as important, we are successfully executing on our strategic initiatives including the deployment of two new mobile search products. Our search applications are now available on three of the four major carriers in North America.”

First Quarter Highlights and Recent Developments

•	InfoSpace launched InfoSpace Find It! on Sprint Nextel. InfoSpace Find It! is a comprehensive subscription-based location enabled search product that allows consumers to easily and quickly find everything from people to nearby restaurants and movie times or maps and driving directions, all in one integrated application.

•	InfoSpace partnered with Cingular Wireless and Fox to offer Cingular customers Live Idol Ringtones of many songs performed by “American Idol” finalists hours after they are performed on the show.

•	InfoSpace announced a partnership with Cingular Wireless and MySpace to provide an original platform that lets emerging artists create and market their personalized wireless content.

•	InfoSpace entered into multi-year online distribution agreements with Alltel and RCN.

•	InfoSpace launched a redesigned Switchboard.com site with improved refinement tools and simplified navigation that allow users to find information faster and easier.

•	InfoSpace signed a distribution agreement to feature Verizon SuperPages advertisers on its online directory site InfoSpace.com (www.infospace.com) and its online search sites, including Dogpile.com, and InfoSpace’s network of affiliate sites.

First Quarter Segment Information and Adjusted EBITDA

During the first quarter of 2006, the Company changed its segment reporting to reflect changes in its organization. The Company continues to present revenue from its two segments, Mobile and Online, consistent with historical presentation. Additionally, the Company will present segment gross profit, which is segment revenues net of respective content and distribution costs.

•	Mobile revenues were $44.1 million in the first quarter of 2006, an increase of $5.1 million from the first quarter of 2005. Mobile segment gross profit totaled $18.8 million or 43% of mobile revenue for the first quarter of 2006.

•	Online revenues were $46.1 million in the first quarter of 2006, a decrease of $1.8 million from the first quarter of 2005. Online segment gross profit was $29.9 million or 65% of online revenue for the first quarter of 2006.

The historical segment results for the first quarter of 2005 through the first quarter of 2006 are presented in the accompanying table to the condensed consolidated financial statements.

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was $12.7 million in the first quarter of 2006, a decrease of $9.2 million from the first quarter of 2005 Adjusted EBITDA of $21.9 million. InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP net income to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other income, net (including such items as interest income, litigation settlements, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and gains that are not indicative of our core business operating results. InfoSpace believes that management and the investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net income in accordance with GAAP accompanies the condensed consolidated financial statements in this release.

Outlook

The Company’s guidance excludes the potential impact of any future one-time gains or losses. The Adjusted EBITDA guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and in the accompanying table.

Second Quarter 2006 Outlook

For the second quarter of 2006, the Company expects revenue to be between $90.0 million and $92.0 million. The Company expects that Adjusted EBITDA will be between $5.0 million and $6.0 million, and a net loss between $2.0 million and $3.0 million or $0.06 and $0.10 per share. Included in the net loss outlook is the impact of approximately $6.5 million of stock compensation expense.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at

http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through May 5, 2006, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

All information in this release is as of April 26, 2006. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) drives mobile media innovation. With one of the world’s largest mobile content libraries, InfoSpace makes it easy for consumers to discover, personalize and enjoy their on-the-go experiences. The company uses its superior discovery, merchandising and technology capabilities to help facilitate the delivery of original and licensed content across hundreds of mobile devices and through multiple channels. InfoSpace also mobilizes brands and creates programming and revenue opportunities for mobile operators. The company’s products and services have extensive reach in North America and Europe through carriers such as Cingular Wireless, Sprint Nextel, T-Mobile, Verizon Wireless, and Virgin Mobile; in partnership with world-class brands such as Cablevision and Fox News; and through online Web sites such as Dogpile (Dogpile.com), which showcase the company’s leading metasearch technology and key advertising partnerships with companies like Google, Yahoo!, Verizon SuperPages and Yellowpages.com

###

Source: InfoSpace, Inc.

Contacts:

Media:

Jeff Hasen, InfoSpace

425.201.8618

jeff.hasen@infospace.com

Investors:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding the projected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth; projected financial performance for the Company for the second quarter of 2006; and material reductions of the reserve on its deferred tax asset. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31, 2006	March 31, 2005
Revenues	$90,274	$87,022
Operating expenses: (1)
Content and distribution costs	41,612	34,830
Systems and network operations	7,108	4,413
Product development	9,308	7,371
Sales and marketing	9,563	7,872
General and administrative	14,086	10,605
Depreciation	3,317	1,774
Amortization of intangible assets	3,708	4,083

Total operating expenses	88,702	70,948

Operating income	1,572	16,074
Other income, net (2)	3,872	80,154

Income before income taxes	5,444	96,228
Income tax expense (3)	(2,439)	(2,329)

Net income	$3,005	$93,899

Earnings per share - Basic	$0.10	$2.84

Weighted average shares outstanding used in computing basic net income per share	31,083	33,054

Earnings per share - Diluted	$0.09	$2.52

Weighted average shares outstanding used in computing diluted net income per share	32,917	37,327

(1)	Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument. Operating expenses includes $4.1 million of stock compensation expense in each of the following captions (in thousands):

Systems and network operations	$190
Product development	415
Sales and marketing	1,042
General and administrative	2,462

$4,109

(2)	Includes a net gain of $79.3 million in the three months ended March 31, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(3)	In December 2005, the Company recognized a portion of its deferred tax assets related to its operating loss carryforwards. As a result, commencing in January 2006 the Company began recognizing income taxes. For the three months ended March 31, 2005, the Company recorded income taxes of $2.0 million related to the gain from the settlement of certain litigation matters.

InfoSpace, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$157,092	$153,013
Short-term investments, available-for-sale	238,467	222,360
Accounts receivable, net	64,219	71,661
Other receivables	3,168	3,972
Prepaid expenses and other current assets	10,162	12,639

Total current assets	473,108	463,645
Property and equipment, net	26,935	26,889
Goodwill	171,948	176,979
Other intangible assets, net	40,372	44,080
Deferred tax asset, net	23,033	25,000
Other long-term assets	8,411	6,786

Total assets	$743,807	$743,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,040	$11,585
Accrued expenses and other current liabilities	51,483	51,917
Deferred revenue	2,438	2,474

Total current liabilities	61,961	65,976
Long-term liabilities:
Other liabilities and deferred revenue	1,790	2,011
Deferred tax liability	5,390	10,421

Total long-term liabilities	7,180	12,432
Total liabilities	69,141	78,408
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,691,331	1,684,974
Accumulated deficit	(1,017,520)	(1,020,525)
Accumulated other comprehensive income	852	519

Total stockholders’ equity	674,666	664,971

Total liabilities and stockholders’ equity	$743,807	$743,379

Summary of cash and marketable investments:
Cash and cash equivalents	$157,092	$153,013
Short-term investments, available-for-sale	238,467	222,360

Cash and marketable investments	$395,559	$375,373

InfoSpace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2006	March 31, 2005
Operating activities:
Net income	$3,005	$93,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,025	5,857
Stock-based compensation expense	4,109	—
Deferred income taxes	1,967	(522)
Bad debt expense	(109)	189
Other	(78)	(4)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	7,551	(10,809)
Notes and other receivables	804	2,500
Prepaid expenses and other current assets	2,477	(1,316)
Other long-term assets	(1,625)	(1,954)
Accounts payable	(2,549)	(2,676)
Accrued expenses and other current and long-term liabilities	(646)	3,639
Deferred revenue	(332)	(1,203)

Net cash provided by operating activities	21,599	87,600
Investing activities:
Business acquisitions, net of cash acquired	—	(26,364)
Purchases of property and equipment	(4,308)	(4,546)
Proceeds from the sale of assets and equity investments	33	—
Proceeds from sales and maturities of investments	76,930	38,715
Purchases of investments	(92,691)	(40,244)

Net cash used by investing activities	(20,036)	(32,439)
Financing activities:
Proceeds from exercise of stock options	1,229	5,199
Proceeds from employee stock purchase plan	1,287	766

Net cash provided by financing activities	2,516	5,965

Net increase in cash and cash equivalents	4,079	61,126
Cash and cash equivalents:
Beginning of period	153,013	85,245

End of period	$157,092	$146,371

InfoSpace, Inc.

Segment Information (1)

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	March 31, 2006	March 31, 2005
Mobile
Revenue	$44,144	$39,053
Content and distribution costs (2)	25,337	17,422

Gross profit	18,807	21,631
Gross profit margin	42.6%	55.4%

Online
Revenue	46,130	47,969
Content and distribution costs (2)	16,275	17,408

Gross profit	29,855	30,561
Gross profit margin	64.7%	63.7%
Total
Total segment revenue	90,274	87,022
Total segment content and distribution costs	41,612	34,830

Total segment gross profit	48,662	52,192
Total segment gross profit margin	53.9%	60.0%
Corporate
Operating expense	35,956	30,261
Stock-based compensation expense (3)	4,109	—
Depreciation	3,317	1,774
Amortization of intangible assets	3,708	4,083
Other income, net (4)	(3,872)	(80,154)
Income tax expense (5)	2,439	2,329

	45,657	(41,707)

Net income	$3,005	$93,899

(1)	In the three months ended March 31, 2006, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.

(2)	Amounts primarily include royalties and license fees related to the Company’s Mobile products and other content or data licenses, and primarily include revenue sharing arrangements with the Company’s Online distribution partners as well as online content and data licenses. Amounts do not include allocations for systems and network operations, product development, sales and marketing, general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains and losses.

(3)	Effective January 1, 2006, the Company has adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument.

(4)	Includes a net gain of $79.3 million in the three months ended March 31, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(5)	In December 2005, the Company recognized a portion of its deferred tax assets related to its operating loss carryforwards. As a result, commencing in January 2006 the Company began recognizing income taxes. For the three months ended March 31, 2005, the Company recorded income taxes of $2.0 million related to the gain from the settlement of certain litigation matters.

InfoSpace, Inc

Segment Information (1)

(Unaudited)

(Amounts in thousands)

	Three months ended				Year ended December 31, 2005
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Mobile
Revenue	$39,053	$37,091	$39,014	$42,254	$157,412
Content and distribution costs (2)	17,422	17,821	20,153	21,946	77,342

Gross profit	21,631	19,270	18,861	20,308	80,070
Gross profit margin	55.4%	52.0%	48.3%	48.1%	50.9%
Online
Revenue	47,969	46,090	44,211	44,286	182,556
Content and distribution costs (2)	17,408	17,043	17,551	16,007	68,009

Gross profit	30,561	29,047	26,660	28,279	114,547
Gross profit margin	63.7%	63.0%	60.3%	63.9%	62.7%
Total
Total segment revenue	87,022	83,181	83,225	86,540	339,968
Total segment content and distribution costs	34,830	34,864	37,704	37,953	145,351

Total segment gross profit	52,192	48,317	45,521	48,587	194,617
Total segment gross profit margin	60.0%	58.1%	54.7%	56.1%	57.2%
Corporate
Operating expense	30,261	29,254	31,522	32,837	123,874
Stock-based compensation expense	—	—	—	—	—
Depreciation	1,774	1,941	2,454	2,892	9,061
Amortization of intangible assets	4,083	3,763	3,709	3,710	15,265
Gain on investments	—	(154)	—	—	(154)
Other income, net (3)	(80,154)	(2,838)	(2,974)	(3,356)	(89,322)
Income tax expense (benefit) (4)	2,329	65	(451)	(25,418)	(23,475)

	(41,707)	32,031	34,260	10,665	35,249

Net income	$93,899	$16,286	$11,261	$37,922	$159,368

(1)	In the three months ended March 31, 2006, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.

(2)	Amounts primarily include royalties and license fees related to the Company’s Mobile products and other content or data licenses, and primarily include revenue sharing arrangements with the Company’s Online distribution partners as well as online content and data licenses. Amounts do not include allocations for systems and network operations, product development, sales and marketing, general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains and losses.

(3)	Includes a net gain of $79.3 million in the three months ended March 31, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(4)	In the three months ended March 31, 2005, the Company recorded income taxes of $2.0 million related to the gain from the settlement of certain litigation matters. In the three months ended December 31, 2005, the Company recognized a $25.0 million tax benefit from realizing a deferred tax asset related to a portion of the net operating loss carryforwards attributable to continuing operations.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2006	March 31, 2005
Net income (2)	$3,005	$93,899
Depreciation	3,317	1,774
Amortization of intangible assets	3,708	4,083
Stock-based compensation expense (3)	4,109	—
Other income, net (4)	(3,872)	(80,154)
Income tax expense	2,439	2,329

Adjusted EBITDA	$12,706	$21,931

Adjusted EBITDA Reconciliation for Forward Looking Guidance (Amounts in thousands)

	Ranges for the three months ended June 30, 2006
Net loss	$(3,000)	$(2,000)
Depreciation, amortization and other income	3,900	3,100
Stock-based compensation expense (3)	6,500	6,500
Income tax benefit	(2,400)	(1,600)

Adjusted EBITDA	$5,000	$6,000

(1)	Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a non-GAAP financial measure and is reconciled to net income, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP net income to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense and other income, net (including such items as interest income, a gain from the settlement of certain litigation matters, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(2)	As presented in the unaudited Condensed Consolidated Statements of Income.

(3)	Effective January 1, 2006, the Company has adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument.

(4)	Other income, net, primarily consists of the settlement of certain litigation matters, interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.